ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                  JULY 23, 1998


                                  BY AND AMONG

                             EQUITY MARKETING, INC.

                                       AND

                          U.S. IMPORT & PROMOTIONS CO.

                               PHILIP A. MCDANIEL

                                       AND

                                JOHN C. MCDANIEL

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of July 23, 1998 (this "AGREEMENT"), by and among (i) Equity Marketing, Inc., a Delaware corporation ("EQUITY"), (ii) U.S. Import & Promotions Co., a Florida corporation (the "COMPANY"), (iii) Philip A. McDaniel, an individual residing at 51 Water Street, St. Augustine,
Florida 32084 (the "PRINCIPAL") and (iv) John C. McDaniel, an individual residing at 23 Metcalf Street, Worcester, Massachusetts 01609.

                                    RECITALS:

     WHEREAS, the Principal owns all of the issued and outstanding capital stock of the Company;

     WHEREAS, Equity, for itself or through a wholly-owned subsidiary, desires to purchase and the Company desires to sell substantially all of the assets used by the Company in the operation of its promotional products business (the "BUSINESS"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Company and the Principal have determined that it is in the best interest of the Company, and in furtherance of its purposes, to sell substantially all assets, real and personal and mixed, tangible and intangible, owned or leased by the Company and associated with or employed in the operations of the Business, and substantially all other related operations owned or leased by the Company to Equity, subject to the assumption by Equity of certain specified liabilities of the Company, as are more fully described herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms shall have the following respective meanings for all purposes of this Agreement:

         "ACQUIRED BUSINESSES" shall mean sales of Promotional Products and Services to the customers of the Company and Contract Marketing identified on
SCHEDULE 1 hereto and to such additional customers, and of such additional promotional or other products and services, as may be solicited and secured by the Principal or John C. McDaniel and agreed by good faith negotiations among Equity, the Principal and John C. McDaniel; PROVIDED, HOWEVER, that products, services or customers subsequently acquired by Equity as a result of mergers or acquisitions shall not be deemed part of the "Acquired

Businesses" unless otherwise agreed by good faith negotiations among Equity, the Principal and John C. McDaniel.

         "ACQUISITION" shall mean the purchase and sale of the Assets pursuant to the terms of this Agreement.

         "AFFILIATE" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition, the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. In addition, John C. McDaniel and Contract Marketing shall be deemed Affiliates of the Principal and of the Company.

        "AFFILIATED OBLIGATIONS" means the amounts owed to the Company by the Principal and his Affiliates; provided, however, that the obligations arising out of the relationships described on SCHEDULE 3.25 shall not be deemed "Affiliated Obligations."

         "AGREEMENT" shall mean this Asset Purchase Agreement, as it may be from time to time amended.

         "ASSETS" has the meaning set forth in Section 2.01.

         "ASSIGNED CONTRACTS" has the meaning set forth in Section 2.01.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.04.

         "BALANCE SHEET" has the meaning set forth in Section 3.06.

         "BUSINESS" has the meaning set forth in the recitals to this Agreement.

         "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a legal holiday under the federal laws of the United States.

         "CLOSING" shall mean the consummation of the Acquisition pursuant to this Agreement.

         "CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 2.03.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" shall mean all trade secrets and other confidential information concerning the Company including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information, information relating to governmental relations, and information relating to the products or services, whether patentable or not.

       "CONTRACT MARKETING" shall mean Contract Marketing, Inc., a Massachusetts corporation.

         "CONTRACT MARKETING AGREEMENT" shall mean that certain Asset Purchase Agreement, dated as of the date hereof, by and among Equity, Contract Marketing, John C. McDaniel and the Principal.

         "EMPLOYEE PLAN" has the meaning set forth in Section 3.17.

         "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement by and between Equity and the Principal dated as of the date of this Agreement, in substantially the form of EXHIBIT A hereto.

         "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to Hazardous Materials, and includes without limitation final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any applicable license, permit, approval or other authorization by any governmental entity, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any governmental entity. The term "Environmental Laws" shall include, but not be limited to, the following statutes and the regulations promulgated thereunder as currently in effect: the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., the Clean Water Act, 33 U.S.C. ss. 1251 ET SEQ., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 ET SEQ., the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11011 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., the Water Pollution Control Act, 33 U.S.C. ss. 1251, ET SEQ., the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ., the
Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 ET SEQ., and any similar state, federal or local statute or ordinance.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b), 414(c) or 414(m) of the Code, or which together with the Company is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

         "ESCROW AGENT" shall mean Sanwa Bank California.

         "ESCROW AGREEMENT" shall mean the Escrow Agreement by and among Equity, the Company and the Escrow Agent dated as of the date of this Agreement, in substantially the form of EXHIBIT B hereto.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.02.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.06.

         "GROSS PROFIT" shall mean an amount calculated by deducting from the net sales of the Acquired Businesses (a) product costs, including without limitation tooling costs, (b) purchase discounts, (c) commissions (buying and selling), (d) freight and warehousing, (e) duty and customs, and (f) testing services. Such deductions shall include either a third-party buying commission or allocable overhead "load" for Equity's Hong Kong office, but not both. For purposes of this definition, all defined terms, and the accounting methodology used in determining actual amounts relative to such terms, shall be applied consistent with the past practice of the Company and Contract Marketing as represented in the Financial Statements. For purposes of this definition, "net sales" shall mean gross sales minus returns, trade discounts, mark-downs, allowances and bad debt.

         "HAZARDOUS MATERIALS" shall mean any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and spills or releases of petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any governmental entity under any Environmental Law.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 2.01.

         "INTERIM BALANCE SHEET" has the meaning set forth in Section 3.07.

         "INTERIM BALANCE SHEET DATE" has the meaning set forth in Section 3.07.

         "INVENTORIES" has the meaning set forth in Section 2.01.

         "IRS" shall mean the Internal Revenue Service.

         "KNOWLEDGE" of the Principal or the Company shall mean (a) the actual knowledge of any officer or director of the Company and (b) matters of which such officers or directors reasonably should have been aware after due inquiry to the management and employees of the Company.

         "LEASED PROPERTY" has the meaning set forth in Section 3.11.

         "LIABILITY" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LICENSE" has the meaning set forth in Section 2.01.

         "LIENS" means liens, charge, claims, pledges, security interests and encumbrances of any nature whatsoever.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its subsidiaries taken as a whole. A Material Adverse Effect shall be deemed to have occurred if the cumulative effect of any individual event and all other then-existing events would result in a Material Adverse Effect.

         "MATERIAL ADVERSE EVENT" shall mean an occurrence, event or development which has had or is reasonably likely to have a Material Adverse Effect.

         "NET  WORTH"  of the  Company  shall  mean the  equity  of the  Company
(determined  in  accordance  with  generally  accepted   accounting   principles
consistently applied but excluding Affiliated Obligations and Excluded Assets).

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

         "PRODUCT LIABILITY" has the meaning set forth in Section 3.16.

         "PROFIT SHORTFALL" shall mean the cumulative amount, if any, by which Gross Profits of the Acquired Businesses have fallen short of $5,250,000 for each of 1998, 1999, 2000, 2001 or 2002.

         "PROMOTIONAL PRODUCTS AND SERVICES" shall mean merchandise given away to consumers or sold on a "purchase with purchase" basis in connection with a promotional event, and the services performed to procure and distribute such merchandise, as well as those services provided to customers in support of planning, administering and during the execution of a promotional event.

         "RECEIVABLES" has the meaning set forth in Section 2.01.

         "REGULATORY AUTHORITY" shall mean any foreign, United States federal or state or local government or governmental authority.

         "TAX" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "TREASURY REGULATIONS" means the regulations promulgated under the Code.


                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.01. ASSETS CONVEYED. Upon the basis of the representations, warranties, covenants and agreements contained herein, the Company hereby sells, transfers, assigns, conveys and delivers to Equity or a wholly-owned subsidiary of Equity all of the Company's right, title and interest in and to the Assets (as defined below) free and clear of all Liens. The "ASSETS" shall mean all those personal, tangible and intangible properties and the real property and improvements of the Company used in connection with the operation of the Business (or used in the past in the operation of the Businesses and to which the Company still holds title), other than Excluded Assets, including without limitation, those more particularly described in the Schedules to this Section 2.01, those in the possession of third parties but to which the Company holds title, and those described below:

         (a) all the rights and benefits accruing to the Company under all agreements, contracts, arrangements, leases with respect to real and personal property, guarantees, commitments and orders, whether written or oral, between the Company and any third party, including without limitation, the contracts listed in SCHEDULE 2.01(A) hereto (the "ASSIGNED CONTRACTS");

         (b) all of the Company's inventories of raw materials, parts, work-in-process and finished goods, if any ("INVENTORIES");

         (c) all manufacturing, production and testing equipment, production tooling, computers, computer hardware and software, tools, supplies, furniture, vehicles, and other tangible personal property and assets of the Company related to the Business, including, without limitation, the items listed on SCHEDULE 2.01(C) hereto;

         (d) all the interest of and the rights and benefits accruing to the Company as lessee under the leases or rental agreements covering machinery, equipment, computers, computer hardware and software, vehicles and other tangible personal property as described in SCHEDULE 2.01(D) hereto;

         (e) all accounts and notes receivable (including without limitation, any claims, remedies and other rights related thereto) evidencing rights to payment for services rendered through the date hereof, except for any Affiliated Obligations (it being understood and agreed that such Affiliated Obligations have been repaid in full) (the "RECEIVABLES");

         (f) all operating data and records of the Company relating to the Business, including, without limitation, client lists and records, referral sources, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

         (g) all claims, warranty rights, causes of action and other similar rights granted or owing to the Company arising out of the Business to the extent the same are assignable;

         (h) all of the Company's rights, to the extent of such rights, to use the name "U.S. Import & Promotions Co." and all variations on any thereof for any and all purposes;

         (i) all the intellectual property of the Company, including, without limitation, all software and software libraries, processes, formulae, methods, plans, research data, marketing plans and strategies, forecasts, patents and patent applications, inventions, discoveries, know-how, trade secrets and ideas (including those in the possession of third parties, but which are the property of the Company), Confidential Information, and all drawings, records, books or other indicia of the foregoing, trademarks, servicemarks, tradenames, licenses, copyrights, operating rights, permits and other similar intangible property and rights (the "INTELLECTUAL PROPERTY");

         (j) all licenses, permits, approvals, qualifications, consents and other authorizations (the "LICENSES") necessary for the lawful conduct, ownership and operation of the Business to the extent the same are transferrable;

         (k) all prepaid expenses and cash and cash equivalents of the Company;

         (l) all goodwill and going-concern value of the Company and the Business; and

         (m) all other assets and properties of any nature whatsoever held by the Company, either directly or indirectly, and used in, allocated to, or required for the conduct of the Business, but excluding the Excluded Assets (as defined in Section 2.02 below).

         SECTION 2.02. EXCLUDED ASSETS. Anything to the contrary in Section 2.01 notwithstanding, the Assets shall exclude and Equity shall not purchase (i) all tax books of the Company other than those relating to sales, use and other state and local taxes, books and ledgers relating to the ownership interests in the Company, and minutes of meetings of, and actions taken by, the Company's shareholders, (ii) the rights which accrue or will accrue to the Company under this Agreement, (iii) any Employee Plan, (iv) the Affiliated Obligations, and
(v) the assets set forth on SCHEDULE 2.02 hereto (collectively, the "EXCLUDED ASSETS").

         SECTION 2.03.     PURCHASE PRICE.

         (a) AGGREGATE PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") to be paid by Equity shall consist of (i) $8,500,000, payable upon execution of this Agreement as provided by Section 2.03(b), (ii) such additional payments, if any, which may be made as provided by Sections 2.03(c)-(d) (the "ADDITIONAL PAYMENTS"), and (iii) the assumption of the Assumed Liabilities.

         (b) PAYMENT OF PURCHASE PRICE. Upon execution of this Agreement, Equity shall pay the Company $8,000,000 by wire transfer of immediately available funds and shall deposit $500,000 with the Escrow Agent pursuant to the terms of the Escrow Agreement. Any Additional Payments shall be made in accordance with Sections 2.03(c)-(d).

         (c) ADDITIONAL PAYMENTS. If the Gross Profit of the Acquired Businesses in 1998, 1999, 2000, 2001 or 2002 is equal to or greater than the sum of (i) $5,250,000 and (ii) any Profit Shortfall, Equity will make a payment equal to 25% of the gross profits in excess of such sum, not to exceed $1,625,000 for any year, to the Company in the following year; PROVIDED, HOWEVER, that the aggregate amount of all payments pursuant to this Section 2.03(c) shall not exceed $4,000,000. No Additional Payment will be made for any year in which Gross Profit is less than the amount specified in this Section 2.03(c). Upon determination of Equity's financial results for each of 1998, 1999, 2000, 2001 and 2002 but in any event no later than March 31 of the following year, Equity shall prepare and submit to the Principal a schedule setting forth the Gross Profit of the Acquired Businesses for the applicable period. The Company shall have the right to review the classification of revenues and costs in such schedule with Equity's independent auditors to confirm that the calculation of Gross Profit set forth in such schedule is consistent with the definition of Gross Profit in this Agreement. The Company and the Principal shall be deemed to have accepted such schedule unless they notify Equity in writing within fourteen days of the delivery of such schedule. If the Company and the Principal notify Equity in writing within fourteen days of the delivery of such schedules of any dispute with the schedules, Equity shall consult with the Company and the Principal or their representatives to answer questions with respect to such schedule and calculations and attempt in good faith to resolve such dispute. Equity shall pay any undisputed amounts due under this Section 2.03(c) to the Company no later than March 31 of the year following the year to which such payment relates.

         (d)      EFFECT OF EMPLOYMENT TERMINATION UPON ADDITIONAL PAYMENTS.

                  (i) If Equity terminates the employment of the Principal prior to the close of business on June 30, 2001 without cause (I.E., other than pursuant to Sections 3(a)(i)-(iv) of the Employment Agreement), Equity shall pay the Company, in addition to any severance compensation due to the Principal under the Employment Agreement but in lieu of any obligation under Section 2.03(c) of this Agreement to make subsequent Additional Payments to the Company, an amount equal to the difference between (i) the present value of $4,000,000 and (ii) any Additional Payments previously made to the Company. Present value shall be calculated by applying an annual discount rate equal of 15% from the date of termination to the earliest March 31 date or dates on which Additional Payments in the maximum amount due (before applying such discount) otherwise could have been due hereunder. Equity shall make such payment within fourteen days of such termination.

                  (ii) If the Employment Agreement expires pursuant to its terms on June 30, 2001 or is terminated for any reason, other than termination by Equity prior to the close of business on June 30, 2001 without cause, Equity's obligations under Section 2.03(c) of this Agreement to make subsequent Additional Payments to the Company hereunder shall continue and shall not be affected by such termination.

                  (iii) Equity may, at any time at its sole option, pay the Company, in lieu of any obligation under Section 2.03(c) of this Agreement to make subsequent Additional Payments to the Company, an amount equal to the difference between (i) the present value of $4,000,000 and (ii) any Additional Payments previously made to the Company. Present value shall be calculated by applying an annual discount rate equal of 12% from the date of termination to the earliest March 31 date or dates on which Additional Payments in the maximum amount due (before applying such discount) otherwise could have been due hereunder.


         (e)      ADJUSTMENTS TO PURCHASE PRICE.

                  (i) As soon as practicable and in any event no later than ninety (90) days after the date hereof, Equity shall deliver to the Principal a consolidated balance sheet of the Company as of the date hereof (the "CLOSING DATE BALANCE SHEET"), a calculation of the Net Worth of the Company as of the date hereof (the "NET WORTH CALCULATION") and, if requested by the Company, an "agreed upon procedures" letter from Equity's independent auditors regarding conformity of the Closing Date Balance Sheet and the Net Worth Calculation with generally accepted accounting principles. The Closing Date Balance Sheet and the Net Worth Calculation shall be prepared in accordance with generally accepted accounting principles and on a basis consistent with the Financial Statements; PROVIDED, HOWEVER, that no Affiliated Obligations or Excluded Assets shall be included as assets on the Closing Date Balance Sheet or included in the Net Worth Calculation.

                  (ii) If the aggregate Net Worth of the Company and Contract Marketing as determined pursuant to this Section 2.03 is lower than $2,000,000, then the purchase price owed to the Company shall be reduced by the return to Equity of cash in the amount of one half of the difference between $2,000,000 and the Net Worth indicated on the Net Worth Calculation. Equity shall obtain such return from the funds held by the Escrow Agent pursuant to the Escrow Agreement if such funds are sufficient for this purpose; otherwise, the Company shall deliver the balance due to Equity promptly following the delivery of the Net Worth Calculation. If the aggregate Net Worth of the Company and Contract Marketing as determined pursuant to this Section 2.03 is greater than $2,000,000, then the purchase price owed to the Company shall be increased by the payment to the Company in cash in the amount of one half of the difference between the Net Worth indicated on the Net Worth Calculation and

$2,000,000. Equity shall deliver the balance due to the Company promptly following the delivery of the Net Worth Calculation. If the aggregate Net Worth of the Company and Contract Marketing as determined pursuant to this Section
2.03 is lower than $1,800,000, the Company shall bear one half of the costs of preparing the Closing Date Balance Sheet and the Net Worth Calculation.

                  (iii) If the Receivables included on the Closing Date Balance Sheet are not collected by October 21, 1998, then the purchase price owed to the Company shall be reduced by the return to Equity of cash in the amount of the difference between the Receivables included on the Closing Date Balance Sheet and the Receivables collected by such date. Equity shall deliver a notice to the Company as soon as practicable following such date setting forth the amount of any such shortfall and listing the uncollected accounts. Equity shall obtain payment from the funds held by the Escrow Agent pursuant to the Escrow Agreement if such funds are sufficient for this purpose; otherwise, the Company shall deliver the balance due to Equity promptly following the delivery of such notice. Any such Receivable which is collected after Equity has received a refund thereon, net of any collection fees incurred, shall be for the benefit of the Company.

         (f) ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets and the restrictive covenants of Section 6.09 hereof as the parties shall mutually agree.

         SECTION 2.04. LIABILITIES ASSUMED BY EQUITY. In further consideration for the sale of the Assets, Equity hereby assumes and agrees to pay, perform and discharge the Assumed Liabilities. For purposes of this Agreement, the term "ASSUMED LIABILITIES" shall mean all the Liabilities of the Company set forth in the Balance Sheet, excluding (a) any Liabilities for transactional and advisory costs, including, without limitation, attorneys' and accountants' fees and expenses, incurred in connection with the transactions contemplated hereby or the proposed sale of the Company or any equity interest therein (collectively, "TRANSACTION COSTS"), (b) Taxes owing by the Company to any governmental agency or other taxing authority, (c) any Employee Plan, (d) any Liabilities arising out or relating to the Excluded Assets, and (e) any Liabilities resulting from, arising out of, relating to, in the nature of, or caused by any facts or circumstances which would constitute a breach of the representations and warranties of the Company set forth herein for which the Company, the Principal and John C. McDaniel would be required to indemnify Equity under the terms of this Agreement. Nothing in this Section 2.04 shall in any way limit the right of Equity to indemnification under this Agreement. Notwithstanding anything to the contrary contained herein, Equity shall not assume, pay, discharge, become liable for or perform when due, and the Company shall not cause Equity so to assume, pay, discharge, become liable for or perform, any Liabilities, debts, contracts, commitments and other obligations of the Company of any nature whatsoever not expressly assumed pursuant to this Section 2.04.

      SECTION 2.05.     OTHER ACTIONS AND DOCUMENTS.  Upon the execution of this
Agreement:

         (a) the Company shall deliver to Equity such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to Equity and its counsel, as may be reasonably requested by Equity in order to convey to Equity good and marketable title to the Assets, free and clear of all Liens;

         (b) the Company shall execute and deliver to Equity all necessary documents, including without limitation any filings with the Secretary of State of the State of California, to allow Equity to use the name "Contract Marketing" from and after the Closing and to change the name of the Company to a name that is not confusingly similar to its current name;

         (c) the Company shall pay all sales, use, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder;

         (d) the Principal and Equity shall execute and deliver the Employment Agreement;

         (e) the Company, Equity and the Escrow Agent shall execute and deliver the Escrow Agreement;

         (f)Contract Marketing, Equity, the Principal and John C. McDaniel shall execute and deliver the Contract Marketing Agreement;

         (g) the Company shall deliver to Equity the favorable opinion, dated the Closing Date, of counsel to the Company and the Principal in the form of EXHIBIT C hereto; and

         (h) Equity shall deliver to the Company and the Principal the favorable opinion dated as of the Closing Date of counsel to Equity in the form of EXHIBIT D hereto.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                    CONCERNING THE COMPANY AND THE PRINCIPAL

         Each of the Company, the Principal and John C. McDaniel, jointly and severally, represents and warrants to Equity that the statements contained in this Article III are correct and complete as of the date of this Agreement, except as set forth in the schedules delivered by the Company to Equity on the date hereof (the "SCHEDULES").

         SECTION 3.01. ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to conduct its Business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. The Company has heretofore delivered to Equity true and correct copies of its Certificate of Incorporation and By-laws as in effect on the date hereof.

         SECTION 3.02. SUBSIDIARIES. The Company has no equity interest in any corporation, partnership, joint venture or other legal entity.

         SECTION 3.03. CAPITALIZATION. The Principal is the sole stockholder of the Company. No contract, commitment or undertaking of any kind has been made for the issuance of any additional capital stock or other interests in the Company; nor is there in effect or outstanding any subscription, option, warrant or preemptive or other right to acquire any of such capital stock or other instruments convertible into or exchangeable for any of such capital stock.

         SECTION 3.04. OWNERSHIP OF ASSETS. The Company is the legal and beneficial owner of the Assets, free and clear of any Liens; the Company has full right, power and authority to sell, transfer, assign, convey and deliver all of the Assets to be sold by it hereunder; and delivery thereof will convey to Equity good, absolute and marketable title to said Assets, free and clear of any Liens.

         SECTION 3.05. AUTHORITY AND NO CONFLICT; CONSENTS. (a) The Company has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all other documents and agreements to be entered into in connection herewith or necessary to give effect to the provisions of this Agreement (the "OTHER AGREEMENTS"), and this Agreement and the Other Agreements have been duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement and the Other Agreements by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company's governing instruments; (ii) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other Regulatory Authority to which the Company or its assets or Business is a party or to which the Company is subject; (iii) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which the Company is a party or to which the Company's assets or Business is subject, or constitute a default or loss of any material right thereunder or the creation of any material Liens upon the Company's assets; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material License. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated hereby have been taken or obtained by the Company and the Principal. This Agreement is the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         (b) The execution, delivery and performance by the Company of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

         SECTION 3.06. FINANCIAL STATEMENTS; BOOKS AND RECORDS. A copy of the unaudited balance sheet of the Company at December 31, 1997 has been attached as
SCHEDULE 3.06 hereto (the  "BALANCE  SHEET").  Also attached  hereto as SCHEDULE
3.06 are the related statements of operations of the Company for the fiscal year ended December 31, 1997 (together with the Balance Sheet, the "DECEMBER FINANCIAL STATEMENTS") and unaudited financial statements of the Company for the six-month period ended June 30, 1998 (the "INTERIM FINANCIAL STATEMENTS"), which Interim Financial Statements have been prepared on the same basis as the December Financial Statements, subject to normal year-end adjustments and accruals (none of which is expected to be material). The December Financial Statements and the Interim Financial Statements are collectively referred to as the "FINANCIAL STATEMENTS." The Financial Statements are true and correct in all material respects, are consistent with the books and records of the Company, fairly represent in all material respects the financial condition and results of operations of the Company as at and for the periods reflected therein, and have been prepared in accordance with generally accepted accounting principles in the United States except for the lack of footnotes.

         SECTION 3.07. NO UNDISCLOSED LIABILITIES. The Liabilities on the balance sheet included in the Interim Financial Statements (the "INTERIM BALANCE SHEET") consist solely of accrued obligations and Liabilities incurred by the Company in the ordinary course of business to Persons which are not Affiliates of the Company. There are no Liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a Liability, other than (i) Liabilities disclosed in the Interim Financial Statements, and (ii) Liabilities which have arisen after June 30, 1998 (the "INTERIM BALANCE SHEET DATE") in the ordinary course of business and consistent with past practice (none of which is a Liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit) which do not exceed $10,000 individually or $50,000 in the aggregate. There are no asserted claims for indemnification by any Person against the Company under any law or agreement or pursuant to the Company's Certificate of Incorporation or By-laws and neither the Company nor the Principal is aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against the Company thereunder. There are no rights of return with respect to products shipped to customers prior to the date hereof.

         SECTION 3.08. CORPORATE ACTION. All corporate action of the Board of Directors and of the stockholder(s) of the Company taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company, and has been duly recorded in its corporate minute books (which have been made available for inspection by Equity).

         SECTION 3.09. ABSENCE OF CHANGES. Except as approved in writing by Equity, since the Interim Balance Sheet Date there has not been, with respect to the Company, any (a) Material Adverse Event; (b) transaction by the Company except in the ordinary course of business; (c) capital or Inventories expenditures exceeding $10,000, in each case in the aggregate; (d) destruction, damage (other than ordinary wear and tear) to, or loss of any asset (whether or not covered by insurance); (e) labor trouble or other adverse event or condition relating to employment or labor matters; (f) increase in compensation payable to, or any employment, bonus or compensation agreement entered into with, any employee or consultant of the Company; (g) change in accounting methods or practices (including, without limitation, changes in depreciation or amortization policies or rates) by the Company; (h) revaluation of the Company's assets; (i) sale or transfer of any asset of the Company except in the ordinary course of business; (j) amendment or termination of any material contract, agreement, or license to which the Company is a party; (k) loan or other investment by the Company to or in any person or entity, or guaranty of any loan other than travel or other job-related expenses advanced to employees in the ordinary course of business not exceeding $2,500 in the aggregate; (l) commitment to borrow money or any mortgage, pledge, or other encumbrance of any asset of the Company or grant or commitment to grant a mortgage, pledge, or other encumbrance of any asset of the Company; (m) waiver or release of any right or claim of the Company except in the ordinary course of business; (n) material obligation or liability (absolute or contingent) incurred by the Company or to which it has become subject except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business; (o) write-off in excess of reserves as uncollectible of any accounts or notes receivable; (p) issue or split-up of, or grant of any option or other right to acquire, any security of the Company; (q) amendment of the Company's Certificate of Incorporation or By-laws; (r) dividend or distribution on or with respect to shares of capital stock or other equity securities of the Company, or any other distribution to the Principal or his Affiliates other than payments for salaries; (s) issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, capital stock, or purchase, redemption or other acquisition of any shares of such capital stock or other equity securities; (t) cancellation of current insurance (or reinsurance) policies or termination of any of the coverage thereunder; (u) any payment or provision with respect to any employee benefit plan, except in the ordinary course of the administration of such plans; (v) grants of any stock options, restricted stock grants, stock appreciation rights or similar instruments or rights; (w) new employment agreement or other contract or arrangement with respect to the performance of personal services which is not terminable at will without liability by the Company; or (x) oral or written agreement, contract, arrangement or understanding with respect to any of the foregoing.

         SECTION 3.10.              TAXES.

         (a) All Tax Returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any tax return.

         (b) All Taxes for all periods up to the date hereof that are due and payable by the Company on or before the date hereof have been, or on or before the date hereof will be, fully and timely paid, and adequate reserves or accruals for any and all Taxes for which the Company is liable with respect to any period ending on or before the date hereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been made in the Financial Statements.

         (c) The Company has timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws ending on or before the date hereof.

         (d) Equity has received complete copies of any audit report issued within the last five years relating to Taxes due from the Company.

         (e) The Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation).

         (f) No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

         (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Principal nor the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation

         (h) Neither the Company nor any other person (including the Principal on behalf of the Company) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

         (i) There are no Liens upon any of the Assets as a result of unpaid Taxes.

         (j) The Company has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state or local law in each jurisdiction where such an election is available and in which the Company is required to file a Tax Return, to be treated as an "S" corporation for all taxable periods since its inception. There has not been any voluntary or involuntary termination or revocation of any such election.

         (k) No tax is required to be withheld by Equity under Section 1445 of the Code as a result of the sale of the Assets.

         (l) All material elections and consents with respect to any Tax (or the computation thereof) affecting the Company as of the date hereof are obvious from the Tax Returns or are set forth on the Disclosure Schedule. After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting the Company will be made without the written consent of Equity. The Company has not agreed to make and is not required to make any adjustments under Section 481 of the Code by reason of a change in accounting method or otherwise.

         (m) The Company has made no payments, and is not obligated to make any payments that will not be deductible under section 280G of the Code.

         (n) The Company is not a party to any Tax allocation or sharing agreement.

         SECTION 3.11.              LEASED PROPERTY.

         (a) SCHEDULE 3.11 hereto identifies all leasehold interests in real property including land and improvements held by the Company which is used or useful in the conduct of the Business of the Company (the "LEASED PROPERTY"). The Company does not own of record or beneficially any real property. The Company has assignable leaseholds in all real estate leased by it, in each case under leases which are binding and enforceable against the Company and, to the knowledge of the Company and the Principal, the other parties thereto. None of the leasehold interests are subject to any Liens (other than Liens for current property taxes and assessments or mechanics liens, in each case with respect to amounts not in default).

         (b) There are no outstanding contracts made by the Company for any improvements to the Leased Property which have not been fully paid. Concurrently with the execution of this Agreement, the Company shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Leased Property on behalf of the Company prior to the date hereof.

         (c) All buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Leased Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance and are usable in the regular and ordinary course of business. No person other than the Company owns any equipment or other tangible assets or properties situated on the Leased Property or necessary to the operation of Company's Business.

         (d) The use and operation of the Leased Property is in full compliance with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions of every Regulatory Authority having jurisdiction over any of the Leased Property, the Company or its Business, and every instrumentality or agency thereof (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, Hazardous Materials, pollution controls, employment and employment practices and access by the handicapped) (collectively, "LAWS"), and with all covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Leased Property. As of the date hereof, the Company has the right to continue the use and operation of the Leased Property for its current uses in the operation of the Company's Business (which right shall be transferred to Equity hereby). The Company has not received any notice of any violation of or investigation regarding any Laws.

         SECTION 3.12. ENVIRONMENTAL PROTECTION. No Hazardous Materials are present on or below the surface of the Leased Property except as consistent with applicable Environmental Laws, and the Leased Property has not previously been used by the Company or the Principal for the manufacture, refining, treatment, storage, or disposal of any Hazardous Material. None of the soil, ground water, or surface water of the Leased Property is contaminated by any Hazardous Material in violation of applicable Environmental Laws, and neither the Company nor the Principal is aware of any such contamination from neighboring real estate. Except as consistent with applicable Environmental Laws, no Hazardous Materials are being emitted, discharged or released from the Leased Property into the environment. The Company is not liable for cleanup or response costs with respect to the emission, discharge, or release of any Hazardous Material or for any other matter arising under the Environmental Laws due to its operation of the Leased Property.

         SECTION 3.13. INTELLECTUAL PROPERTY. SCHEDULE 3.13 hereto contains a schedule of all the Intellectual Property of the Company. The Company has not infringed, and is not now infringing, any trade name, trademark, service mark, copyright, patent, trade secret or other Intellectual Property right belonging to a third party, and it has not received any notice of infringement upon or conflict with the asserted rights of others. None of such Intellectual Property rights are registered with the United States Patent and Trademark Office or the United States Copyright Office. The Company is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any Intellectual Property right. There are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on SECTION 3.13 which are necessary for the conduct of the Company's Business. The Company is not a party to any outstanding options, licenses or agreements of any kind relating to the foregoing. No partner, director, shareholder, officer or employee of the Company or any predecessor has any interest in any of the foregoing rights.

         SECTION 3.14. ASSETS. The Assets constitute, in the aggregate, all of the assets and tangible personal property owned by, in the possession of, or used by the Company in connection with the Business, and are owned by the Company free and clear of any Liens. No personal property used in connection with the Company's Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in its possession and control. All tangible personal property is in good operating condition and repair, subject to normal wear and maintenance, and is suitable for the conduct of the Business.

         SECTION 3.15. INVENTORIES. All Inventories of the Company set forth on the Interim Balance Sheet, and all Inventories acquired subsequent to the Interim Balance Sheet Date, are valued in accordance with generally accepted accounting principles in the United States. All such Inventories consist of a quality and quantity usable and saleable in the ordinary course of business, except for items of obsolete materials, which have been written down on the Interim Balance Sheet to realizable market value. The Company's Inventories do not include any products or materials stored for customers or other third parties.

         SECTION 3.16. NO PRODUCT LIABILITIES; PRODUCT WARRANTIES. The Company has not incurred, nor does the Company or the Principal know of or have any reason to believe there is any reasonable basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) ("PRODUCT LIABILITY") with respect to any product sold or service rendered by the Company, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance, subject only to the reserve for product warranty claims set forth in the Interim Balance Sheet as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company. No product sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease of such product.

         SECTION 3.17. PERSONNEL AND PLANS. SCHEDULE 3.17 hereto comprises a complete and correct list of (a) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, officers or consultants of the Company who is engaged in the conduct of the Business and (b) the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel. The Company is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof. There are not in existence or, to the knowledge of the Company or the Principal, threatened any
(y) work stoppages respecting employees of the Company or (z) unfair labor or practice complaints against the Company. No representation question exists respecting the employees of the Company and no collective bargaining agreement is currently being negotiated by the Company covering employees of the

Company, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Company has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of the Company, and, to the knowledge of the Company and the Principal, no basis for such audit exists. The Company does not have any severance agreement or other arrangement with respect to severance with any employee of the Company. True and complete copies of the current written personnel policies, manuals and/or handbooks of the Company have previously been delivered to Equity.

         SCHEDULE 3.17 lists each of the following plans, contracts, policies and arrangements which is or was sponsored, maintained or contributed to by, or otherwise binding upon the Company or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (a) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (b) any personnel policy, and (c) any other employment, consulting, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement that is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "EMPLOYEE PLAN"). With respect to each Employee Plan, the Company has delivered to Equity true and complete copies of each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan.

         There are no Liens against the Assets under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. As of the date hereof, Equity has no obligation to contribute to, or any liability in respect of, any Employee Plan. Each "employee benefit plan" of the Company that has been required to comply with the provisions of Section 4980B of the Code has substantially complied in all material respects.

     SECTION 3.18. INSURANCE. Attached hereto as SCHEDULE 3.18 are certificates of insurance setting forth all insurance agreements and policies maintained by the Company, including any and all insurance agreements and policies covering the Business and any life insurance policies maintained by the Company on the lives of its employees, officers or directors, and the type and amounts of coverage thereunder, which SCHEDULE 3.18 reflects all such insurance which is required by law to be maintained by the Company. During the past three years, the Company has not been refused insurance in connection with the Company's Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies. Such policies are in full force and effect, and the Company is not delinquent with respect to any premium payments thereon. The Company maintains the type and amount of insurance which is adequate to protect its financial condition against the risks involved in the conduct of the Business.

         SECTION 3.19. LITIGATION. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending against or, to the knowledge of the Company or the Principal, threatened against or affecting the Company relating to any of the transactions contemplated by this Agreement. The Company is not in default of any order, writ, injunction or decree of any federal, state, local, or foreign court, department, agency or instrumentality.

         SECTION 3.20. COMPLIANCE WITH LAW. The Company has complied with all existing local, state, federal and foreign laws, rules, regulations, orders, judgments and decrees applicable to it and its properties, including, without limitation, all laws, regulations, orders and requirements relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, fire, zoning and building, occupation safety and pension matters. Neither the Company nor Equity is required to comply with any bulk sales law in connection with the transactions contemplated by this Agreement.

         SECTION 3.21. CONTRACTS, OBLIGATIONS AND COMMITMENTS. SCHEDULE 3.21 hereto lists all existing contracts, obligations or commitments (written or oral) of any nature, including, without limitation, the following: (a) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a Lien on any of the assets of the Company or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person; (b) any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services; (c) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses; (d) agreements which will limit the freedom of the Company to compete in any line of business or in any geographic area or with any person; (e) agreements providing for disposition of the assets of the Company other than in the ordinary course of business or agreements of merger or consolidation; (f) any lease under which the Company is either lessor or lessee relating to any asset of its Business or any property at which its Business or such assets are located; (g) any contract, commitment or agreement with the federal government or any state or local government or any agency thereof; or (h) any contract, commitment or agreement with manufacturing agents or sales agents.

         Each contract, agreement, arrangement, plan, lease, license or similar instrument listed on SCHEDULE 3.21 is a valid and binding obligation of the Company and, to the knowledge of the Company and the Principal, of the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect, and neither the Company nor, to the knowledge of the Company and the Principal, any other party thereto, has breached any material provisions of, or is in default under the terms of (and, to the knowledge of the Company and the Principal, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of such contracts.

         SECTION 3.22. LICENSES. The Company has all Licenses necessary from all applicable Regulatory Authorities for the lawful conduct of its Business, all of which are listed on SCHEDULE 2.01(J) hereto, and it is not in default in any material respect under such Licenses.

         SECTION 3.23. NO BROKER. The Company has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and no broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

         SECTION 3.24. NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the Company nor any stockholder, officer or employee of the Company, has directly or indirectly used funds or other assets of the Company, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign;
(c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; (d) gifts, entertainment or other expenses that jeopardize the normal business relations between the Company and any of its customers; or (e) the establishment or maintenance of a secret or unrecorded fund. There have been no false or fictitious entries made in the books or records of the Company, and the Company has records that accurately and validly reflect transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles in the United States.

         SECTION 3.25. RELATED PARTY TRANSACTIONS. No current or former stockholder, officer or employee or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of the Company or any Affiliate of any of the foregoing, is presently, or during the last three fiscal years has been, (a) a party to any transaction with the Company with respect to the business of the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or stockholder or such associate), or (b) the direct of indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company with respect to the business of the Company, nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company with respect to the business of the Company.

     SECTION 3.26.  SUPPLIERS AND CUSTOMERS.  (a) SCHEDULE  3.26(A) hereto lists
(i) all suppliers of the Company to which the Company made payments during the years ended December 31, 1995, 1996 and 1997, or expects to make payments during the year ending December 31, 1998, in excess of ten percent of the combined cost of sales of the Company for such year and (ii) all customers that paid the Company during the years ended December 31, 1995, 1996 and 1997 or that the Company expects will pay to the Company during the year ending December 31, 1998, in excess of one percent of the combined revenues of the Company for such year.

         (b) The Company has no information which might reasonably indicate that any of the customers or suppliers listed on SCHEDULE 3.26(A) intend to cease purchasing from, selling to or dealing with the Company, nor has any information been brought to the attention of the Company or the Principal which might reasonably lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the Acquisition. Neither the Company nor the Principal has any information which might reasonably indicate, or information which has been brought to its or his attention which might reasonably lead it or him to believe, that (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by the Company, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with the Company.

         SECTION 3.27. ACCOUNTS RECEIVABLE. Each of the accounts receivable of the Company set forth on the Interim Balance Sheet (a) arose from BONA FIDE sales in the ordinary course of business, (b) was entered into under circumstances and by methods usual and customary in the Company's Business in the applicable state and the collection practices used with respect thereto have been in all respects legal and proper, (c) was entered into, and credit granted pursuant hereto, consistent with the Company's historical credit policies and practices and (d) shall be collected within ninety (90) days of the date hereof. The books of the Company correctly record the principal balance of all accounts receivable and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of the Company upon the property which it describes, and is enforceable by the Company and its transferees. The reserves for doubtful accounts shown or reflected in the Interim Financial Statements are adequate and were calculated consistent with past practice.

         SECTION 3.28. CUSTOMS MATTERS. The Company has all licenses, permits, consents, orders, approvals and other authorizations necessary under the customs and trade laws of the United States of America, including without limitation bilateral trade agreements, to carry on its business as currently being conducted. The Company has properly reported all goods imported into the United States, accurately stated dutiable cost thereof and paid all tariffs due thereon at the time of entry.

         SECTION 3.29. NO MISLEADING STATEMENTS. This Agreement, the information and schedules referred to herein and the information that has been furnished to Equity in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                       THE PRINCIPAL AND JOHN C. MCDANIEL

         Each of the Principal and John C. McDaniel severally represents and warrants to Equity that the statements contained in this Article IV are correct and complete as of the date of this Agreement, except as set forth in the Schedules attached hereto.

         SECTION 4.01. DUE AUTHORIZATION. Each of the Principal and John C. McDaniel has full power and authority to execute and deliver this Agreement and the Other Agreements to which he is a party and to perform his obligations hereunder and thereunder. Each of the Principal and John C. McDaniel has duly executed this Agreement and each of the Other Agreements to which he is a party, and this Agreement and the Other Agreements to which he is a party is, upon execution and delivery thereof by him, his legal, valid and binding obligation, enforceable against him in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         SECTION 4.02. NO CONFLICT; CONSENTS. (a) The execution and delivery by each of the Principal and John C. McDaniel of this Agreement and the Other Agreements to which he is a party and the consummation of the transactions contemplated hereby or thereby by him will not (i) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or Regulatory Authority to which he is a party; or (ii) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which he is a party, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon the assets of the Principal or John C. McDaniel, as the case may be.

         (b) The execution, delivery and performance by each of the Principal and John C. McDaniel of this Agreement, and the performance by him of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

     SECTION 4.03. BROKERS. Neither the Principal nor John C. McDaniel has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement or the Other Agreements.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF EQUITY

         Equity represents and warrants to the Company and the Principal that the statements contained in this Article V are correct and complete as of the date of this Agreement.

     SECTION 5.01. ORGANIZATION. Equity is a corporation duly organized, validly
existing  and  in  good  standing  under  the  laws  of  its   jurisdiction   of
incorporation.

     SECTION 5.02. AUTHORITY AND NO CONFLICT. Equity has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and the Other Agreements to which it is party, and all documents and agreements necessary to give effect to the provisions of this Agreement and the Other Agreements, and this Agreement and the Other Agreements to which it is a party have been duly authorized, executed and delivered by Equity. The execution and delivery of this Agreement and the Other Agreements to which it is a party by Equity does not, and consummation of the transactions contemplated hereby and thereby will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Equity's governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation,  or any  judgment,  decree  or  order  of any  court  or  Regulatory
Authority to which Equity is a party; or (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Equity is a party, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any material Lien upon the assets of Equity. All action and other authorizations prerequisite to the execution of this Agreement and the Other Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been taken or obtained by Equity. This Agreement and the Other Agreements to which it is a party are valid and binding agreements of Equity enforceable against Equity in accordance with their terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditor's rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     SECTION 5.03. CONSENTS. The execution, delivery and performance by Equity of this Agreement and the Other Agreements to which it is a party, and the performance of the transactions contemplated hereby and thereby, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such governmental authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

     SECTION 5.04. REPORTS OF EQUITY. Equity has delivered to the Company and the Principal (a) Equity's Annual Report on Form 10-K for the fiscal year ended

December 31, 1997; (b) Equity's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; (c) Equity's Current Report on Form 8-K filed May 8, 1998 with respect to the acquisition of Corinthian Marketing, Inc.; and (d) Equity's Definitive Proxy Statement for the Annual Meeting held on May 27, 1998 (collectively, the "SEC REPORTS"). The SEC Reports, when filed with the
Securities and Exchange Commission (the "SEC"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended. As of their respective dates, the SEC Reports did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein. There has been no Current Report on Form 8-K filed by Equity with the SEC since May 8, 1998.

     SECTION 5.05. NO MATERIAL ADVERSE CHANGE. Since March 31, 1998, there has been no material adverse change in results of operations, financial condition or Business of Equity.

     SECTION 5.06. BROKERS. Neither Equity or any of its Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

                  POST-CLOSING COVENANTS OF ALL PARTIES HERETO

         SECTION 6.01. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement and the Other Agreements, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. The Principal acknowledges and agrees that from and after the Closing Equity will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Assets.

         SECTION 6.02.     TAX MATTERS.

         (a)      COOPERATION ON TAX MATTERS.

                  (i) Equity, the Company and the Principal shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (ii) Equity and the Principal further agree, upon request, to use all commercially reasonable efforts to obtain any certificate or other document from any Regulatory Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (b) ALLOCATION OF PURCHASE PRICE. The Company, the Principal and Equity shall file all required information and tax returns (and any amendments thereto) in a manner consistent with the mutually-agreed allocation of the Purchase Price and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 6.02, any taxing authority makes or proposes an allocation different from that agreed upon pursuant to this Agreement, the Company and Equity shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), PROVIDED, HOWEVER, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be acquired to protect its interests.

         (c) CERTAIN TAXES. All transfer (including, without limitation, any real estate transfer taxes), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Company when due, and the Company will, at its expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, and the Company will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         SECTION 6.03. EQUITY TO ACT AS AGENT FOR THE COMPANY. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of the Company thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect the Company's rights thereunder so that Equity would not in fact receive all such rights, then Equity shall act as the agent for the Company in order to obtain for Equity the benefits thereunder and to assume the liabilities thereunder. Nothing herein shall be deemed to make Equity the Company's agent in respect of any Excluded Asset.

         SECTION 6.04. DELIVERY OF PROPERTY RECEIVED BY THE COMPANY OR EQUITY AFTER CLOSING. From and after the Closing, Equity shall have the right and authority to collect, for the account of Equity, all assets which shall be transferred or are intended to be transferred to Equity as part of the Assets as provided in this Agreement, and to endorse with the name of the Company (without recourse or warranty except to the extent set forth herein) any checks or drafts received on account of any such assets. The Company agrees that it will transfer or deliver to Equity promptly after the receipt thereof, any cash or other property which the Company receives after the date hereof in respect of any assets transferred or intended to be transferred to Equity as part of the Assets under this Agreement. In addition, Equity agrees that it will transfer or deliver to the Company, promptly after receipt thereof, any cash or other property which Equity receives after the date hereof in respect of any assets not transferred or intended to be transferred to Equity as part of the Assets under this Agreement.

         SECTION 6.05. EQUITY APPOINTED ATTORNEY FOR THE COMPANY. The Company, effective upon the execution of this Agreement, hereby constitutes and appoints Equity, and its successors and assigns, the true and lawful attorney of the Company, in the name of Equity or the Company (as Equity shall determine in its sole discretion) but for the benefit of Equity: (a) to institute and prosecute all proceedings which Equity may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (b) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Equity shall deem advisable; and (c) to take all action which Equity, its successors or assigns may reasonably deem proper in order to provide for Equity, its successors or assigns, the benefits under any of the Assets where any required consent of another party to the sale or assignment thereof to Equity pursuant to this Agreement shall not have been obtained. The Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Equity shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. Equity agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this Section 6.05. Notwithstanding the foregoing, the power of attorney set forth in this Section 6.05 shall not apply in the event that the Company or the Principal has an indemnification obligation under Article VII and is complying with such obligation.

         SECTION 6.06. PAYMENT OF LIABILITIES. Following the date hereof Equity agrees to discharge the Assumed Liabilities in accordance with their terms and the Company agrees to discharge its remaining liabilities in accordance with their terms.

         SECTION 6.07. SUBSEQUENT LIABILITY. If, subsequent to the date hereof, any liability for Taxes measured by the income of the Company relating to the Assets or the conduct of the Business is imposed on Equity with respect to any period prior to and through the date hereof which has not otherwise been assumed by Equity pursuant to this Agreement, then the Company and the Principal, jointly and severally, shall indemnify and hold Equity harmless, from and against, and shall pay, the full amount of such Tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of Equity incurred in determination thereof or in connection therewith), or the Company and the Principal shall, at their sole expense and in their reasonable discretion, either settle any Tax claim that may be the subject of indemnification under this Section 6.07 at such time and on such terms as they shall deem appropriate or assume the entire defense thereof, PROVIDED, HOWEVER, that the Company and the Principal shall not in any event take any position in such settlement or defense that subjects Equity to any civil fraud or any civil or criminal penalty or tax assessment. Notwithstanding the foregoing, neither the Company nor the Principal shall consent, without the prior written consent of Equity, which prior written consent shall not be unreasonably withheld, delayed or conditioned, to any change in the treatment of any item which would adversely affect the tax liability of Equity for a period subsequent to the date hereof.

         SECTION 6.08.     EMPLOYEE MATTERS.

         (a) The Company has no information that Equity would not qualify for successor status under Internal Revenue Service Revenue Procedure 96-60. Pursuant to that pronouncement, the parties agree Equity will file (with the federal government and the state, where appropriate) a single W-2 for the 1998 taxable year for each employee of the Company who becomes an employee of Equity, reporting the wages paid by both Equity and the Company to any such employee. The Company will provide Equity any information not available to Equity relating to periods ending on or prior to the date hereof necessary for Equity to prepare and distribute Forms W-2 for the year ending December 31, 1998 to any such employees. In addition, both parties will file Forms 941 for the quarter during which the sale takes place, reflecting the wages and deposits made during its period of ownership.

         (b) No term of this Agreement shall be deemed to create any contract between Equity and any current employee of the Company which gives the employee the right to be retained in the employment of Equity or any related employer, or to interfere with Equity's right to terminate employment of any employee at any time or to change its policies regarding salaries, benefits and other employment matters at any time or from time to time. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees are not intended to be and shall not be construed as beneficiaries hereof.

         (c) Equity shall not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any Employee Plan. Without limiting the foregoing, the Company shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events that occur on or before the date hereof, and the Company shall otherwise retain all obligations and liabilities under the Employee Plans.

         (d) With respect to any employee of the Company hired by Equity, the Company shall retain and shall defend, indemnify and hold Equity harmless from and against (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan (whether or not insured) to the extent that such liability or obligation relates to claims or expenses incurred (whether or not then reported) on or prior to the date hereof, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation arises out of an illness or injury that originated prior to the date hereof, including liability for any retroactive worker's compensation premiums attributable to such period, and
(iii) all other liabilities and obligations arising under or in connection the Employee Plans to the extent any such liability or obligation relates to services performed or events occurring during any period on or prior to the date hereof.

         (e) No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of employment with Equity or in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan, contract, policy or arrangement which may be established by Equity. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the date hereof any such plans, contracts, policies or arrangements of Equity.

             POST-CLOSING COVENANTS OF THE COMPANY AND THE PRINCIPAL

         SECTION 6.09.     RESTRICTIVE COVENANTS.

         (a) Each of the Company and the Principal agrees until December 31, 2003 not to directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any firm, corporation, business or other organization or enterprise which competes with the Business in any geographic area where the Business is then being conducted or is proposed to be conducted (by Equity or any Affiliate of Equity to which all or part of the Business is subsequently transferred), in any manner whatsoever, including without limitation sales of promotional products and services (including both self-liquidating and give-away products); PROVIDED, HOWEVER, that ownership of securities of a corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation, by itself, shall not be deemed a violation of this covenant. In addition, each of the Company and the Principal agrees until December 31, 2003 not to directly or indirectly (i) solicit for employment, interfere with or entice from employment any employee of Equity or its Affiliates, (ii) request or cause contracting parties, licensors, suppliers or customers with whom Equity or any of its Affiliates has a business relationship to cancel or terminate any such business relationship or (iii) use any of the proprietary information contained in the Assets in any manner not in the best interests of Equity.

         (b) SCOPE OF RESTRICTIVE COVENANTS. Each of the Company and the Principal represents, warrants and acknowledges that the Business is international in scope, that the restrictive covenants set forth in this Section
6.09 (including without limitation the territorial and time limitations thereof) (the "RESTRICTIVE COVENANTS") are necessary in order adequately to protect and maintain the goodwill, proprietary interests and other legitimate business interests of the Business being acquired by Equity and are reasonable in all respects, and that a breach or threatened breach of any of the Restrictive
Covenants would cause irreparable injury to the Business being acquired by Equity for which money damages would be difficult to calculate and might not adequately compensate Equity. In the event of a breach or threatened breach of any of the Restrictive Covenants, in addition to all other remedies available to it, Equity shall be entitled to injunctive or other equitable relief. If any court determines that any part of a Restrictive Covenant is unenforceable, the parties intend and desire such court to reduce the duration or coverage of such provision to the minimum extent necessary to render such provision enforceable, and in its reduced form, such provision shall then be enforceable and shall be enforced. The existence of any claim or cause of action by the Company or the Principal against Equity shall not constitute a defense to the enforcement by Equity of the Restrictive Covenants, but such claim or cause of action shall be litigated separately.

         (c) SURVIVAL. The provisions of this Section 6.09 shall survive the Closing hereunder and shall remain in full force and effect for the term of the covenants set forth in this Section 6.09 and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such covenant, until such claim is finally determined or settled. Termination of the Employment Agreement, or the non-competition provisions contained therein, shall in no way affect or diminish the obligations of the Principal pursuant to this Section 6.09.

         (d) ASSIGNMENT. Notwithstanding anything else in this Agreement, Equity may assign its rights under this Section 6.09 to any Affiliate of Equity or any successor in interest to Equity of the Business or the Assets, whether by merger, consolidation, purchase of assets or otherwise.

     SECTION 6.10. RELEASES OF CERTAIN LIENS. Promptly following the Closing, the Company shall obtain the release of the Lien of Barnett Bank of South Florida, N.A.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect through March 31, 2000, regardless of any investigation made by Equity, the Company, the Principal or John C. McDaniel or on their behalf; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 3.10, 3.12 and 3.17, relating to Taxes, environmental matters and ERISA, respectively, shall survive and remain in full force and effect for the periods equal to the applicable statutes of limitation relating thereto.

         SECTION 7.02. INDEMNIFICATION PROVISIONS FOR BENEFIT OF EQUITY. In the event the Company, the Principal or John C. McDaniel breaches (or in the event any third party alleges facts that, if true, would mean the Company, the Principal or John C. McDaniel has breached) any of their representations, warranties and covenants contained herein, then the Company, the Principal and John C. McDaniel, jointly and severally (and severally as to Article IV) agree to indemnify Equity from and against all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which Equity may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach). In addition, the Company, the Principal and John C. McDaniel, jointly and severally but subject to all limitations set forth in this Article VII, shall indemnify Equity from and against all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which Equity may suffer at any time resulting from any product liability claims relating to the Company's products that are filed after the closing hereunder and relating to occurrences prior to the closing hereunder.

         SECTION 7.03. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY AND THE PRINCIPAL. In the event Equity breaches (or in the event any third party alleges facts that, if true, would mean Equity has breached) any of its representations, warranties and covenants contained herein, then Equity agrees to indemnify the Company and the Principal from and against the entirety of all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Company or the Principal may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

         SECTION 7.04. MATTERS INVOLVING THIRD PARTIES. (a) If any third party shall notify any party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other party hereto (the "INDEMNIFYING PARTY") under this Article VII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing Business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.04(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably); PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ its own counsel in any action and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party in the event that the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of such defense of such action (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party).

         (d) In the event any of the conditions in Section 7.04(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VII.

         SECTION 7.05.     LIMITATIONS.

         (a) No claim shall be made under this Article VII or otherwise with respect to the representations and warranties herein for any individual matter unless the aggregate of such matters and matters under Article VII of the Contract Marketing Agreement equals $50,000 (but after the aggregate of such matters equals $50,000, a claim may be made for the full amount of all such matters); PROVIDED, HOWEVER, that such limitation shall not apply to claims made under Sections 3.04 (Ownership of Assets), 3.10 (Taxes), 3.15 (Inventories),
3.25 (Related Party Transactions), 3.27 (Accounts Receivable) or to fraud claims.

         (b) The  Indemnifying  Parties  shall  not have  liability  under  this
Article VII or otherwise with respect to the representations and warranties herein or in the Contract Marketing Agreement in excess of $2,000,000 in the aggregate; PROVIDED, HOWEVER, that such limitation shall not apply to claims made under Sections 3.04 (Ownership of Assets), 3.10 (Taxes), 3.15 (Inventories), 3.25 (Related Party Transactions), 3.27 (Accounts Receivable) or to fraud claims or to the covenants provided in Section 6.10 hereof.

         (c) Except as otherwise expressly provided by this Agreement, none of the Company, the Principal or John C. McDaniel shall be liable to Equity under the Warranties or under this Article VII with respect to matters which are set forth (by reference to the applicable section of this Agreement) in the Disclosure Schedule.

         SECTION 7.06. OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party hereto may have for breach of representation, warranty or covenant. Each of the Principal and John C. McDaniel hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a stockholder, director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Equity against the Principal (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. EFFECT OF DUE DILIGENCE. No investigation by or on behalf of Equity into the Business, operations, prospects, assets or condition (financial or otherwise) of the Company shall diminish in any way the effect of any representations or warranties made by the Company, the Principal or John C. McDaniel in this Agreement or shall relieve the Company, the Principal or John
C. McDaniel of any of their respective obligations under this Agreement.

         SECTION 8.02. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither the Company nor the Principal nor John C. McDaniel shall issue any press release or make any public announcement relating to the subject matter of this Agreement. Equity may make any public disclosure it believes in good faith is required by applicable law, but shall not make any such disclosure without prior notice to the Company.

     SECTION 8.03. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         SECTION 8.04. ENTIRE AGREEMENT. This Agreement and the Other Agreements constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof and thereof.

         SECTION 8.05. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Equity and the Principal; PROVIDED, HOWEVER, that (a) Equity may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Equity nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (b) the Company may assign its right to receive any or all of the Purchase Price to the Principal or John C. McDaniel.

     SECTION 8.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     SECTION 8.07. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.08. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) on the date of delivery, if delivered to the persons identified below, (b) two Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


         IF TO THE COMPANY                       Philip A. McDaniel
         OR THE PRINCIPAL:                       51 Water Street
                                                 St. Augustine, Florida 32084
         IF TO JOHN C. MCDANIEL:                 John C. McDaniel
                                                 23 Metcalf Street
                                                 Worcester, Massachusetts 01609

         COPY TO:                                Goodwin, Procter & Hoar LLP
                                                 Exchange Place
                                                 Boston, Massachusetts 02109
                                                 Attn: Stuart Cable, Esq.


         IF TO EQUITY:                           Equity Marketing, Inc.
                                                 131 South Rodeo Drive
                                                 Beverly Hills, California 90212
                                                 Attn:  Stephen P. Robeck

         COPY TO:                                Fulbright & Jaworski L.L.P.
                                                 666 Fifth Avenue
                                                 New York, New York 10103

                                                Attn:  Merrill M. Kraines, Esq.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         SECTION 8.09. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 8.10. CONSENT TO JURISDICTION; RECEIPT OF PROCESS. EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF, AND CONFERS NON-EXCLUSIVE JURISDICTION UPON, ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF LOS ANGELES, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT AS A DEFENSE IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH FEDERAL OR STATE COURT AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT OR TRIBUNAL HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE STATE OF CALIFORNIA, PROVIDED THAT NOTICE THEREOF IS PROVIDED PURSUANT TO PROVISIONS FOR NOTICE UNDER THIS AGREEMENT.

         SECTION 8.11. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Equity, the Company and Principal. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 8.12. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION 8.13. EXPENSES. Each of Equity and the Principal will bear his or its own Transaction Costs, and the Principal shall bear the Transaction Costs of the Company, in each case incurred in connection with this Agreement and the transactions contemplated hereby. The Principal agrees that the Company has not borne and will not bear any of the Principal's Transaction Costs in connection with this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby.

         SECTION 8.14. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     SECTION 8.15. INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 8.16. SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

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                  IN WITNESS  WHEREOF,  the undersigned  have duly executed this
Agreement as of the date set forth above.

         EQUITY MARKETING,INC.


         By:  /s/ Stephen P. Robeck
                  Stephen P. Robeck
                  Chairman and
                  Co-Chief Executive Officer



         U.S. IMPORT & PROMOTIONS CO.


         By:  /s/ Philip A. McDaniel
                  Philip A. McDaniel
                  President


      /s/PHILIP A. McDANIEL
         PHILIP A. McDANIEL



     /s/ JOHN C. McDANIEL
         JOHN C. McDANIEL



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